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                                                                    EXHIBIT 5.01
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                               September 17, 1999


Onsale, Inc.
1350 Willow Road, Suite 100
Menlo Park, California 94025

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about September 17, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 17,395,208 shares of your Common Stock, $.001 par value (the "Stock")

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form 8-A (File Number 34-000-29244) filed with the Commission on March 11, 1997, together with the order of effectiveness issued by the Commission therefor on April 17, 1997;

     (2)  your Annual Report on Form 10-K for the year ended December 31, 1998;

     (3) your Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

     (4) the Registration Statement, together with the exhibits filed as a part thereof;

     (5)  the prospectuses prepared in connection with the Registration
          Statement;

     (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Onsale, Inc., a California corporation ("Onsale California"), that are in our possession;

     (7) your Certificate of Incorporation and your Amended and Restated Bylaws in the form to be filed with the Registration Statement;

     (8) the stock records for both you and Onsale California that you have provided to us (consisting of a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof and summary reports from you confirming the number of your issued and outstanding shares of capital stock and the number of options, warrants
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          and any other rights to acquire shares of your capital stock outstanding as of the date hereof).

     (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     We have confirmed your eligibility to use Form S-4. By telephone call to the offices of the Commission, we have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the up to 17,395,208 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the relevant prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.
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     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                    Very truly yours,

                                    FENWICK & WEST LLP

                                    By:  /s/ HORACE L. NASH
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                                        Horace L. Nash, a Partner